MORTGAGEIT HOLDINGS, INC. DECLARES THIRD QUARTER 2006
COMMON STOCK DIVIDEND OF $0.30 PER SHARE

New York, N.Y., September 14, 2006 — MortgageIT Holdings, Inc. (NYSE: MHL), a residential mortgage real estate investment trust (REIT), today announced that its Board of Directors declared a cash dividend of $0.30 per common share for the third quarter of 2006. The dividend is payable on October 13, 2006, to stockholders of record as of September 29, 2006. The ex-dividend date is September 27, 2006; therefore, new stockholders interested in receiving the third quarter dividend must purchase the Company’s common stock on or before September 26, 2006. The Company expects that the dividend payments for the period from January 1, 2006 through September 30, 2006 will be comprised of taxable income and will not include a return of capital.

Pending Acquisition by Deutsche Bank and Fourth Quarter Dividend Guidance

On July 12, 2006, the Company announced that it will be acquired by Deutsche Bank in an all cash transaction and that the acquisition was expected to close in the fourth quarter of 2006, subject to various closing conditions. Based upon the expected closing of the acquisition and acquisition-related expenses to be incurred, the Company subsequently announced that the Company expected to pay little or no dividend for the fourth quarter of 2006. The acquisition is now expected to close during the first quarter of 2007, primarily due to the anticipated timing of Deutsche Bank’s receipt of all required regulatory approvals. Regulatory filings have been made and integration plans are under way. Notwithstanding the change in timing of the expected closing, the Company continues to expect to pay little or no dividend for the fourth quarter of 2006.

About MortgageIT Holdings, Inc.

MortgageIT Holdings, Inc. (NYSE: MHL) is a self-administered mortgage real estate investment trust (‘‘REIT’’) focused on the residential lending market. The Company self-originates its investment portfolio of high quality adjustable rate mortgage (‘‘ARM’’) loans through MortgageIT, Inc., its wholly owned residential mortgage banking subsidiary. MortgageIT, Inc. is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT Holdings is organized and conducts its operations to qualify as a REIT for federal income tax purposes. MortgageIT is organized and operates as MortgageIT Holdings' taxable REIT subsidiary. For more information, please visit http://www.mortgageitholdings.com.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘will’’ or other similar words or expressions. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain and include, among other things, statements relating to the Company’s ability to fund a fully-leveraged, self-originated loan portfolio, its anticipated loan funding volume and the Company’s ability to pay dividends. These statements are based on the current economic environment and management's current expectations and beliefs, and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements are inherently subject to significant economic, competitive, and other contingencies that are beyond the control of management. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the Company’s mortgage banking subsidiary’s continued ability to originate new loans, including loans that the Company deems suitable for its securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission (‘‘SEC’’) on March 15, 2006 and from time to time in the Company’s other SEC filings. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For additional information contact:

Investors
Sean McGrath
MortgageIT Holdings, Inc.
212-651-4637

Media
Joe LoBello
Brainerd Communicators, Inc.
212-986-6667